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                                                                      Exhibit 21
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               List of Subsidiaries of Prentiss Properties Trust
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1. Prentiss Properties I.,Inc., a Delaware corporation.

2. Prentiss Properties Acquistion Partners, L.P. a Delaware Limited Partnership.